Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

BIOFRONTERA AG

By:	/s/ Pilar de la Huerta Martinez
Name:	Pilar de la Huerta Martinez
Title:	Chief Financial Officer

DEUTSCHE BALATON AKTIENGESELLSCHAFT

By:	/s/ Alexander Link
Alexander Link

VV BETEILIGUNGEN AKTIENGESELLSCHAFT

By:	/s/ Wilhelm Konrad Thomas Zours
Wilhelm Konrad Thomas Zours

Delphi Unternehmensberatung Aktiengesellschaft

By:	/s/ Wilhelm Konrad Thomas Zours
Wilhelm Konrad Thomas Zours

ALEXANDER LINK

By:	/s/ Alexander Link

Wilhelm Konrad Thomas Zours

By:	/s/ Wilhelm Konrad Thomas Zours